APPENDIX I

                   TRANSACTIONS EFFECTED SINCE August 3, 2007

(All transactions were regular market transactions effected on The NYSE)


-------------     ---------------                   ----------    -----------
Date of           Person                            Amount of      Price per
transaction       effecting                         securities       share
                  transaction                         Bought/        or unit
                                                      (Sold)
-------------     ---------------                   ----------    -----------

   8/8/07         OFFSHORE                            26,360        25.6773
   8/8/07         ONSHORE                              7,450        25.6773
   8/8/07         QUALIFIED                           16,320        25.6773
   8/8/07         SPINNAKER                            6,720        25.6773
   8/8/07         WINDWARD LP                         33,150        25.6773
   8/8/07         WINDWARD LTD.                       50,000        25.6773
   8/9/07         OFFSHORE                            28,250        25.34
   8/9/07         ONSHORE                              7,980        25.34
   8/9/07         QUALIFIED                           17,490        25.34
   8/9/07         SPINNAKER                            7,200        25.34
   8/9/07         WINDWARD LP                         35,520        25.34
   8/9/07         WINDWARD LTD.                       53,560        25.34